HENDERSON GLOBAL FUNDS
                      737 NORTH MICHIGAN AVENUE, SUITE 1700
                             CHICAGO, ILLINOIS 60611


December 7, 2009

State Street Bank and Trust Company
State Street Financial Center
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

         Reference is made to the Custodian Agreement between us dated August 24, 2001 (the "Agreement").

         Pursuant to Section 15 of the Agreement, this letter is to provide notice of the termination of two portfolios of Henderson Global Funds (the "Trust"), namely the Henderson Global Real Estate Equities Fund and the Henderson Industries of the Future Fund.

         Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

Henderson Global Funds

By:   /s/ Christopher K. Yarbrough
      ----------------------------------
      Name: Christopher K. Yarbrough
      Title: Secretary

Accepted:

State Street Bank and Trust Company

By:   /s/ Joseph C. Antonellis
      ----------------------------------
      Name: Joseph C. Antonellis
      Title: Vice Chairman